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                                                                      EXHIBIT 16




February 4, 1998




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated February 4, 1998 of Hotel Discovery, Inc. and are in agreement with the statements contained in paragraphs (a)(i), (ii),
(iv), (v) and (vi) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                               ERNST & YOUNG LLP